SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)   March 23, 2007

OPTIONABLE, INC.
(Exact name of Registrant as specified in its charter)
Delaware	000-51837	52-2219407
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

465 Columbus Avenue, Suite 280, Valhalla, NY 10595
(Address of principal executive offices) (Zip Code)

(914) 773-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective March 23, 2007, we entered into an Acquisition Agreement with Peter Holmquist, Douglas Towne, and Joseph McHugh (“Sellers”) pursuant to which we purchased the Sellers’ client list, associated goodwill and other assets. We did not assume any liabilities. The purchase price was $400,000 due at closing, and $400,000 at each of the 18 month and 36 month anniversaries of the closing. Also, we granted the Sellers 900,000 warrants to purchase shares of our common stock exercisable for five years at $5 per share. 300,000 of such warrants are immediately exercisable, and the remainder become exercisable if the Sellers are collectively responsible for at least $1 million in energy-related brokerage fees during the 12 month following the closing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Acquisition Agreement, dated March 23, 2007, between the Company, Peter Holmquist, Douglas Towne, and Joseph McHugh.

99	Press release issued by Optionable on March 26, 2007.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

Date: March 27, 2007	By:	/s/ Marc-Andre Boisseau

Marc-Andre Boisseau Chief Financial Officer